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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------
                               AMENDMENT NO. 2 TO

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) August 31, 1995

                         Celestial Ventures Corporation

                Exact name of registrant as specified in charter

          Nevada                      33-12613 NY               22-2841206
          ------                      -----------               ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

              382 Route 59, Section 310, Monsey, New York     10952
           ---------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)

Registrant's telephone number,
including area code     (914) 369-0132

Former Address:  345 Kinderkamack Road, Suite F, Westwood, New Jersey 07009
---------------------------------------------------------------------------
(Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

Acquisition or Disposition of Assets.

         On August 31, 1995, the Registrant sold its Valve Division to Turkey DeLite International, Inc.("Turkey DeLite" or "Purchaser") (d/b/a/ Atco Corporation), effective May 1, 1995. The Valve Division is comprised of three of the Registrant's wholly-owned subsidiaries, i.e. Valves International, Inc., Central Valve Services, Inc. and Alloy Valve International, Inc. The assets of the Valve Division included real property, equipment, inventory and accounts receivable. The consideration paid to the Registrant was as follows: 1,000,000 shares of restricted common stock of the Purchaser which shares were warranted to have a value of $1,000,000 on a date two years from the effective date; an additional 300,000 shares of restricted common stock of the Purchaser as to which the Registrant can cause said shares to be registered for public sale; $150,000 after certain conditions have been met; an additional $50,000 in four equal, quarterly installments, with eight percent interest, the first installment due 30 days after the payment of the aforementioned $150,000. In addition, an additional 350,000 shares of the Purchaser's common stock will be held in escrow pending the payment of certain debts of the subsidiaries by the Purchaser which is the guarantor of the debts. The principles followed by the parties in determining the consideration were as follows: the Valve Division was valued at book value, and the Purchaser's shares were valued at anticipated market value. An officer and director of the Purchaser was also formerly the Chairman of the Board of Directors of the Registrant, but resigned effective August 1, 1995.

         On August 31, 1995, the Registrant, effective May 1, 1995, also sold its wholly-owned subsidiary, Gulf Coast Powder Coatings, Inc. to the Purchaser. Gulf Coast Powder coatings, Inc. is in the business of powder coating, which is a paint alternative. The assets of this subsidiary included equipment, inventory and accounts receivable. The consideration paid to the Registrant is as follows: 250,000 shares of restricted common stock of the Purchaser which shares are warranted to have a value of $250,000 two years form the effective date; and an eight percent, five year promissory note in the principal amount of $150,000. The principles followed by the parties in determining the consideration were as follows: the subsidiary was valued at book value, and the Purchaser's shares were valued at anticipated market value. An officer and director of the Purchaser is also the Chairman of the Board of Directors of the Registrant.

         On August 31, 1995, the Registrant, effective July 1, 1995, purchased as a wholly-owned subsidiary, Success Direct, Inc. Success Direct, Inc. is in the business of "business to business" direct mail marketing. Its assets included, among other assets, its contract to purchase certain assets of Re-Prod, Inc. (t/a Remarkable Products) (the "Assigned Contract"). Re-Prod, Inc. is also in the business of "business to business" direct mail marketing. Accordingly, the Registrant acquired as a result of this transaction, and the completion of the Assigned Contract, the following assets: accounts receivable, inventory, customer lists, a trademark, equipment, telephone numbers and intellectual

                                      1

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property. Said assets will continue to be used by the Registrant in connection with the Registrant's ongoing business operations. The consideration paid by the Registrant to complete the transactions is as follows: $315,000 in cash, assumption of $600,000 in debt, 1,750,000 shares of the common stock of the Registrant and their subsequent registration to permit their public resale. The principle followed by the parties in determining the consideration is that of market value. The transaction was conducted in the manner of an arms length transaction. A principal shareholder of Success Direct, Inc. was elected the President and a Director of the Registrant on August 1, 1995. The cash portion of the consideration paid was derived from a private placement of the

Registrant's securities.

Item 8.   Change in Fiscal Year.

         On August 31, 1995, the management of the Registrant determined to change its fiscal year end to June 30, 1995. The form on which the report covering the transition period will be filed will be the June 30, 1995 Form 10-K.

EXHIBITS

Financial Statement and Exhibits

*        (a)   Audited Financial Statement of business acquired for the nine month period ended June 30, 1995.
         (b)   Exhibits

*        28.1  Purchase Agreement among the Registrant, Gulf Coast Powder
               Coating, Inc., and Atco Corporation.
*        28.2  Purchase Agreement among the Registrant, Valves International,
               Inc., Central Valve Services, Inc., Alloy Valve International, Inc., and Atco Corporation.
*        28.3  Purchase Agreement among Success Direct, Inc., Irwin
               Schneidmill, Performance Capital Corporation, Martin Ewenstein, Brian Ugles, John Ecke, Cathy Santo and the Registrant.
*        28.4  Assignment of Contract between Registrant and Success Direct,
               Inc.
*        28.5  The assigned contract referred to in Exhibit 28.4. above.

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* Incorporated by reference to the Registrant's Amendment No. 1 to Form 8-K/A dated August 31, 1995.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Celestial Ventures Corporation
                                            ------------------------------
                                            (Registrant)


Dated:  April 4, 1997      By: /s/ Irwin Schneidmill
                               ---------------------
                               Irwin Schneidmill, President


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                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ------------------------------
                                            Celestial Ventures Corporation


Dated:  April 4, 1997      By:
                               ---------------------
                               Irwin Schneidmill, President